Exhibit 99.1

Mercantile Bank Corporation and Firstbank Corporation Merger

Receives Full Regulatory Approval for Completion

GRAND RAPIDS, Mich. May 8, 2014 – Mercantile Bank Corporation (NASDAQ: MBWM) (“Mercantile”) and Firstbank Corporation (NASDAQ: FBMI) (“Firstbank”) announced today that all regulatory approvals for their proposed merger, announced on August 15, 2013, have been received. Mercantile and Firstbank shareholders previously approved the merger in December 2013. Subject to the satisfaction of customary closing conditions, the merger is expected to be completed as of June 1, 2014. The combined companies will operate as Mercantile Bank Corporation.

“We are pleased that, after an extensive and meticulous regulatory review, we have obtained approval to complete this transformational merger with Firstbank Corporation,” said Michael Price, Mercantile President, Chairman and Chief Executive Officer. “This merger creates a powerhouse Michigan-based community bank holding company that is well positioned for future growth opportunities. This approval validates our history of community involvement and outstanding performance under the Community Reinvestment Act, and follows a thorough analysis of our lending practices.”

Tom Sullivan, Firstbank President and Chief Executive Officer, said, “With these regulatory hurdles behind us, we are thrilled to move forward with bringing the benefits of this merger to both Firstbank and Mercantile shareholders, customers and communities.”

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Founded in 1997 to provide banking services to businesses, individuals and governmental units, the Bank differentiates itself on the basis of service quality and the expertise of its banking staff. Mercantile has assets of $1.4 billion and seven full-service banking offices in Grand Rapids, Holland and Lansing, Michigan.

About Firstbank Corporation

Firstbank Corporation, headquartered in Alma, Michigan, is a bank holding company using a community bank local decision-making format with assets of $1.5 billion and 46 banking offices serving Michigan's Lower Peninsula.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. These forward looking statements are subject to a number of factors and uncertainties which could cause Mercantile, Firstbank, or the combined company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward looking statements. Forward looking statements speak only as of the date they are made and neither Mercantile nor Firstbank assumes any duty to update forward looking statements. These forward-looking statements include, but are not limited to, statements about (i) the expected benefits of the transaction between Mercantile and Firstbank, including future financial and operating results, accretion and earn-back, cost savings, enhanced revenues, long term growth, and the expected market position of the combined company that may be realized from the transaction, and (ii) Mercantile’s and Firstbank’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. Other statements identified by words such as “expects,” “well-positioned,” “opportunity,” “future,” “will,” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Mercantile’s and Firstbank’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those indicated or implied in the forward-looking statements. Although Mercantile and Firstbank have signed an agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if any conditions to closing are not satisfied. There is no assurance that the due diligence process would identify all risks associated with the transaction. Additional information concerning risks is contained in Mercantile’s and Firstbank’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

FOR FURTHER INFORMATION:

MEDIA:

Amanda Passage

Lambert, Edwards & Associates

616-233-0500

apassage@lambert-edwards.com

INVESTORS: Chuck Christmas Mercantile Bank Corporation 616-726-1202 cchristmas@mercbank.com	Bob Burton Lambert, Edwards & Associates 678-576-2991 rburton@lambert-edwards.com